UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 FD Disclosure.

Thomas J. Frank, former Chairman of the Board of Directors and Chief Executive Officer of the Company, resigned today from his position of director of the Company, citing ongoing health issues.  His employment with the Company under his existing Employment Agreement will continue.

Quoted below is the acceptance of Mr. Frank’s resignation by the Chairman of the Board of Directors, William C. Nylin, Jr.

“It is with great regret that as chairman of the Board of Directors of Conn’s, Inc., I accept your resignation from the board of directors of Conn’s, Inc. effective Monday, September 14, 2009.  We understand your continuing health issues and want nothing but the best for you.

We thank you for your great service to this Company and acknowledge that you have been instrumental in building the successful operation Conn’s is today.  Through your leadership, Conn’s has been able to provide outstanding employment opportunities and benefits for our employees, as well as providing products and services to our customers that they may not have been able to obtain otherwise.

Your legacy of excellence and performance will remain as the cornerstone of our culture.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	September 14, 2009	By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer